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                                                                    Exhibit 32.1

              SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     In connection with the Annual Report of Dresser, Inc. ("Dresser") on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") on December 12, 2003 (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge and upon a review of the Report, that, subject to the qualifications noted below:

     (1) The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dresser as of the dates and for periods presented as required by such Report.

     In rendering this certification, the undersigned notes the following qualifications, each of which limits and qualifies the above certification because they may materially alter the information required to be in the Report for the above certification to be correct:

     (a) The Report was not filed within 90 days after the end of Dresser's fiscal year as required by General Instruction A to Form 10-K.

     (b) For the reasons described in Item 1. "Business" of the Report under the caption "Restatement of our Financial Statements," Dresser's financial statements for the year ended December 31, 2000 included in the Report are not presented as audited as required by Rule 3-02(a) of Regulation S-X.

     (c) Each of the qualifications and limitations set forth in the Report, including the notes to the financial statements contained therein and the matters covered under Item 1. "Business" under the caption "Certain Risk Factors," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Item 9A. "Controls and Procedures."

     This certification is qualified by the foregoing and is based upon, among other things, the undersigned's responsibilities as chief executive officer, his own due diligence and representations made by certain members of Dresser's senior management.


Dated: December 11, 2003
                                        /s/ Patrick M. Murray
                                        ----------------------------------------
                                        Patrick M. Murray
                                        Chief Executive Officer

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Dresser for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.